CERTIFICATION
PURSUANT TO 18 USC SECTION 1350

I, Wayne Yamamoto, stood and served as a Director/Chief Executive Officer of this Corporation, as of September 30, 2003, with the resulting powers as President of the Company. In connection with this Quarterly Report on Form 10-QSB, dated September 30, 2003. I hereby certify, to the best of my knowledge and belief:

(1) This report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this report fairly presents, in all material aspects, the financial condition and results of operations of this Registrant Company.

Certification
Dated: November 11, 2003

/s/ Wayne Yamamoto
Wayne Yamamoto
Chief Executive Officer